UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 15, 2009

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-9500

(Registrant’s Telephone Number, Including Area Code)

City National Center, 400 N. Roxbury Street, Beverly Hills, California 90210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 15, 2009, City National Bank (the “Bank”) entered into an unsecured subordinated debt transaction in the amount of $50 Million qualifying as Tier 2 capital pursuant to applicable regulations of the Office of the Comptroller of the Currency.   The subordinated debt bears a fixed rate of interest for five years of 9.00% and thereafter is at three month Libor or resets based on prime.  The subordinated debt matures on July 15, 2019, and no prepayment may be made prior to the fifth anniversary of the closing date.  The subordinated debt was sold to a single purchaser which is USB Capital Resources, Inc. (USB Capital).

Upon the occurrence and during the continuance of an Event of Default (as defined in the Subordinated Note Purchase Agreement, dated July 15, 2009, between the Bank and USB Capital), USB Capital has the right to declare the subordinated debt immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

July 21, 2009	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President, Corporate
Secretary and General Counsel
(Authorized Officer)